Exhibit 3.2

ABM INDUSTRIES INCORPORATED
AMENDED AND RESTATED BYLAWS

Effective ~~June 13~~March 27, 202~~3~~4

i

(continued)

ii

(continued)

Section 9.3.	Registered Stockholders	28
Section 9.4.	Lost Certificates	28
Section 9.5.	Transfers	28
Section 9.6.	Record Date	28
Section 9.7.	Record Owners	29
Section 9.8.	Transfer and Registry Agents	29
Section 9.9.	Fractional Shares	29
Article X AMENDMENTS		29
Section 10.1.	Amendments	29

iii

ABM INDUSTRIES INCORPORATED
AMENDED AND RESTATED BYLAWS

As adopted on and with effect from ~~June 13~~March 27, 202~~3~~4

Article I
OFFICES

Section 1.1. Registered Office. The registered office of ABM Industries Incorporated (the “Corporation”) shall be located in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2. Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) may determine. The Board is hereby granted full power and authority to change said principal office from one location to another.

Section 1.3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.

Article II
MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meeting. All meetings of stockholders shall be held at the principal executive office of the Corporation or at any other place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors adopted by a majority of the Board of Directors then in office (the total number of directors then in office being hereinafter referred to in these Bylaws as the “Full Board”). The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely (or in part) by means of remote communication as provided under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

Section 2.2. Participation in Meetings by Remote Communication. The Board, acting in its sole discretion, may, by resolution adopted by a majority of the Full Board, establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held solely at any place but will be held solely (or in part) by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely (or in part) by means of remote communication.

Section 2.3. Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time as the Board of Directors may designate by resolution adopted by a majority of the Full Board. At each annual meeting the stockholders shall elect directors to serve until the next annual meeting and until their successors are duly elected and qualified, and shall transact such other business as may properly be brought before the meeting as set forth in these Bylaws and the DGCL.

Section 2.4. Notice of Stockholder Meetings. Written notice of an annual or special meeting shall be given to each stockholder of record of each class of stock of the Corporation then outstanding and entitled to vote, not less than ten nor more than sixty days prior to the meeting. Such notice shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to be given when deposited in the mail, postage pre-paid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary of the Corporation, or Assistant Secretary of the Corporation, or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice given by electronic transmission shall only be valid if it complies with Section 232 of the DGCL and Section 8.4 of these Bylaws.

Section 2.5. Business at Annual Meetings. At an annual meeting of stockholders, only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 3.7) shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) if not specified in the notice of meeting (or other supplement thereto) provided at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee of the Board of Directors) or the Chairman of the Board, or (c) otherwise properly brought before the meeting by any stockholder of the Corporation present in person who: (i) was a record owner of shares of the Corporation at the time of giving the notice provided for in this Section 2.5, on the record date(s) for the determination of stockholders entitled to notice of and to vote at the annual meeting and at the time of the annual meeting, (ii) is entitled vote at such annual meeting and (iii) who complies with the notice procedures set forth in this Section 2.5 in all applicable respects. In addition, for proposals of business to be properly brought before an annual meeting for action by the Corporation’s stockholders, such proposals of business must relate to an item of business that (A) is a proper subject for stockholder action under the Corporation’s certificate of incorporation (the “Certificate of Incorporation”), these Bylaws and applicable law and (B) is not expressly reserved for action by the Board of Directors under the Certificate of Incorporation, these Bylaws or applicable law. For the avoidance of doubt, except for proposals properly made in accordance with Rule 14a-8 (and interpretations thereunder) promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, clause (c) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. For purposes of these Bylaws, a “qualified representative” of a stockholder shall be, (1) if such stockholder is a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (2) if such stockholder is a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (3) if such stockholder is a trust, any trustee of such trust. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 3.7, and this Section 2.5 shall not be applicable to such nominations except as expressly provided in Section 3.7.

(a) Without qualification, for business to be properly brought before an annual meeting by a stockholder (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 3.7), the stockholder must have given: (a) Timely Notice (as defined below) in proper written form to the Secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. A stockholder is not entitled to have its proposal included in the Company’s proxy statement and form of proxy solely as a result of such stockholder’s compliance with the provisions of this Section 2.5.

(b) To be timely, a stockholder’s notice to the Secretary must be delivered to~~, or be mailed and received at,~~  the principal executive offices of the Corporation (i) in the case of an annual meeting, not ~~less than 90~~later than the close of business on the 90th day~~s~~ nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered~~, or mailed and received,~~  not later than the close of business on the 90th day prior to such annual meeting or, if later, the close of business on the 10th day following the day on which public disclosure of the date of such annual meeting was first made and (ii) in the case of a special meeting called for the purpose of electing directors, not earlier than the 120th day prior to such special meeting and not later than the close of business on the 90th day prior to such special meeting or, if later, the close of business on the 10th day following the day on which public disclosure of the date of such special meeting was first made (a written notice satisfying the time period requirements of this Section 2.5(b) for an annual meeting or special meeting, as applicable, is referred to as a “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper written form for the purposes of this Section 2.5, a stockholder’s notice to the Secretary must set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record and/or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (C) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to be present in person at the meeting to propose the business described in the Timely Notice, (D) a representation as to whether the Proposing Person ~~or any other person with whom the Proposing Person is “acting in concert” (as defined below)~~ intends to or will submit any other proposal at the meeting, and (E) a representation as to whether any Proposing Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposed business described in the Timely Notice and/or (2) otherwise engage in or be a participant in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) of proxies in support of such proposed business (the disclosures to be made pursuant to the foregoing clauses (A), (B), (C), (D) and (E), are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (together, a “Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value, dividend or amount of dividend or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property or otherwise, and without regard to whether the Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”), and a description of any agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) that has been made by or on behalf of such Proposing Person, the effect or intent of any of the foregoing being to mitigate loss to, to reduce the economic risk (of ownership or otherwise) for or to manage risk of stock price changes for, any Proposing Person or to increase the voting power or pecuniary or economic interest of such Proposing Person with respect to stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the Corporation, including without limitation any “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) related to any shares of any class or series of shares of the Corporation (any of the foregoing, a “Short Interest”); provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination, or otherwise include rights with an exercise or conversion privilege that is not fixed; and, provided, further, that any Proposing

Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any ~~rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any~~ material pending or threatened legal proceeding in which such Proposing Person is a party or material participant or has an interest (other than an interest that is substantially the same as all stockholders) involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (~~D~~C) any other material relationship between such Proposing Person, on the one hand, and the Corporation~~,~~ or any affiliate ~~of the Corporation or any significant competitor~~ of the Corporation, on the other hand, (~~E~~D) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation~~,~~ or any affiliate of the ~~Corporation or any significant competitor of the~~ Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (~~F~~E) any proportionate interest in shares of the Corporation or Derivative Instruments or Short Interests relating to the Corporation held, directly or indirectly, by a general or limited partnership in which the Proposing Person is a general partner or in which the Proposing Person beneficially owns, directly or indirectly, an interest in a general partner, (~~G~~F) any proxy, agreement, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote any shares of the Corporation or which alters the voting power of such Proposing Person, (~~H) any performance-related fees (other than an asset-based fee) to which the Proposing Person or any affiliate or immediate family member of the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or Derivative Instruments, (I~~G) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act by the Proposing Person, if any, (~~J~~H) any rights directly or indirectly held of record or beneficially by the Proposing Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation, and (~~K~~I) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (~~K~~I) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting: (A) a brief description of (1) the business proposed to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, (3) the reasons why such stockholder or any Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders, and (4) any material interest in such business of each Proposing Person including any anticipated benefit to the stockholder or any other Proposing Person therefrom, (B) the text of the proposed business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements and understandings (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, including without limitation any agreements that would be required to be disclosed by any Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity), and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this subsection (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of ~~this Section 2.5,~~these Bylaws, (x) the term “Proposing Person” shall mean (a) the stockholder of record providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if any, on whose behalf the notice of the business proposed to be brought before the annual meeting is made (the persons referred to in clauses (a) and (b) together, the “Proposing Holders”), (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with ~~such stockholder or beneficial owner~~any such Proposing Holder in such solicitation of proxies in respect of any such proposed business, (d) any Affiliate ~~of such stockholder~~  (within the meaning of Rule 12b-2 under the Exchange Act~~) or beneficial owner, (e) any person controlling, controlled by or under common control with any person referred to in the preceding clauses (a) and (b), and (f) any person acting in concert with any person referred to in the preceding clauses (a) and (b). For purposes of these Bylaws, a person shall be deemed to be “acting in concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be “acting in concert” with any other person solely as a result of the solicitation or receipt of revocable proxies, or special meeting demands from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person deemed to be “acting in concert” with another person shall be deemed to be “acting in concert” with any third party who is also “acting in concert” with such other person.~~  (or any successor provision)) of any such Proposing Holders, and (e) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision)) with any Proposing Holder; (y) the term “close of business” on a particular day means 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline pursuant to Section 2.5 of Section 3.7 of these Bylaws falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day; and (z) “delivered” means hand delivery, overnight courier service or sent and received by certified or registered mail, return receipt requested, in each case, to the Secretary at the principal executive offices of the Corporation.

(d) A stockholder shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice (including any information submitted regarding any Proposing Person) pursuant to this Section 2.5 shall be true and correct as of (i) the record date for the determination of persons entitled to receive notice of the meeting and (ii) the date that is 5 business days prior to the meeting and, in the event of any adjournment or postponement thereof, 5 business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section, such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than 2 business days after the record date for the determination of persons entitled to receive notice of the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 2 business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, 2 business days prior to such adjourned or postponed meeting. For purposes of these Bylaws, the term “business day” shall mean any day that is not a Saturday or Sunday, a Federal or state legal holiday in the state of the Corporation’s principal place of business, or a day on which banks in the city of the Corporation’s principal place of business are required or permitted to close. The obligation to update and supplement as set forth in this paragraph or any other section of these Bylaws shall not cure or limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.

(e) Notwithstanding anything in these Bylaws to the contrary (other than the provisions of Section 2.5(g) below relating to any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the proxy statement and other than nominations for election to the Board of Directors which must comply with the provisions of Section 3.7 hereof), no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.5. The presiding officer of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.5, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or any Proposing Person takes action contrary to the representations made in the stockholder notice applicable to such business or if the stockholder notice applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading or, if after being submitted to the Corporation, the stockholder notice applicable to such business was not updated in accordance with these Bylaws to cause the information provided in the stockholder notice to be true, correct and complete in all respects.

(f) Notwithstanding any notice of the annual meeting sent to stockholders on behalf of the Corporation, a stockholder must comply with this Section 2.5 to conduct business at any annual meeting. If the stockholder’s proposed business is the same as or relates to business brought by the Corporation and included in its annual meeting notice, the stockholder is nevertheless required to comply and give its own separate and Timely Notice to the Secretary pursuant to this Section 2.5.

(g) This Section 2.5 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.5 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.5 shall be deemed to affect any rights of (i) a stockholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or (ii) the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

(h) For purposes of these Bylaws, “public disclosure” shall mean disclosure (i) in a press release issued through a national news or wire service, (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or (iii) another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein.

(i) Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, a stockholder submitting a notice pursuant to this Section 2.5 proposing business to be brought before an annual meeting shall provide, within 5 business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder (including any information submitted regarding any Proposing Person) in the notice delivered pursuant to the requirements of the Bylaws (including, if requested, written confirmation by such stockholder that it continues to intend to bring the business proposed in the notice before the meeting) and (ii) such other information reasonably required by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, acting in good faith, to determine compliance with these Bylaws by each Proposing Person or the accuracy and completeness of any notice or solicitation given or made on behalf of a Proposing Person. If a stockholder fails to provide such written verification or other information within such period, the information as to which written verification or other information was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.

(j) Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, a stockholder submitting a notice pursuant to this Section 2.5 proposing business to be brought before an annual meeting shall provide, within 5 business days of delivery of such request (or such other period as may be specified in such request), a written supplement, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to update the information (including any information submitted regarding any Proposing Person) contained in any previously submitted stockholder notice and provide the disclosures required by Section 2.5(c) such that they are current and true, correct and complete as of the date that such supplement is submitted to the Secretary. If a stockholder fails to provide such written supplement within such period, the information as to which a written supplement was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.

~~(k) For a notice pursuant to this Section 2.5 to comply with the requirements of this Section 2.5, each of the requirements of this Section 2.5 shall be directly and expressly responded to in a manner that clearly indicates and expressly references to which provisions of this Section 2.5 the information disclosed is intended to be responsive. Information disclosed in one section of the notice in response to one provision of this Section 2.5 shall not be deemed responsive to any other provision of this Section 2.5 unless it is expressly cross-referenced to such other provision and it is clearly apparent on its face how the information included in one section of the notice is directly and expressly responsive to the information required to be included in another section of the notice pursuant to this Section 2.5. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of this Section 2.5 shall be disregarded and shall not satisfy the requirements of this Section 2.5.~~

~~(l) For a notice pursuant to this Section 2.5 to comply with the requirements of this Section 2.5, it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared solely in response to the requirements of these Bylaws) all the information required to be included therein as set forth in this Section 2.5.. For the avoidance of doubt, a notice shall not be deemed to be in compliance with this Section 2.5 if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the SEC not prepared solely in response to the requirements of these Bylaws. For the further avoidance of doubt, the body of the notice shall not include any documents that are not prepared solely in response to the requirements of these Bylaws.~~

~~(m)~~ (k) A stockholder submitting a notice pursuant to this Section 2.5, by its delivery to the Corporation, represents and warrants that all information contained therein (including any information submitted regarding any Proposing Person), as of the deadline for submitting the notice, is true, correct and complete in all respects and contains no false or misleading statements and that it intends for the Corporation and the Board of Directors to rely on such information as (i) being true, correct and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this Section 2.5 by any stockholder proposing business to be brought before an annual meeting shall not be true, correct and complete in all respects prior to the deadline for submitting the notice, such information may be deemed not to have been provided in accordance with this Section 2.5.

Section 2.6. Special Meetings. As provided in Article Ninth of the Certificate of Incorporation, special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board of Directors or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose power and authority, as provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.7. List of Stockholders. The Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of the stockholder and the number of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days ending on the day before the meeting, or on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. If the Corporation determines to make the list available on an electronic network, the

Corporation may take reasonable steps to ensure that such information is available only to the stockholders of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 2.7 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.8. Conduct of Meetings. To the maximum extent permitted by applicable law, the Board of Directors shall be entitled to adopt, or in the absence of the Board doing so, the chairman of the meeting shall be entitled to prescribe, such rules or regulations for the conduct of meetings of stockholders as it, he or she shall deem appropriate. Such rules, regulations and procedures that the Board or the chairman of any meeting of stockholders may adopt include, without limitation: (a) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda, (b) restricting admission to the time set for the commencement of the meeting, (c) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting or such stockholder’s qualified representative, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (d) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter or such stockholder’s qualified representative, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder, a stockholder’s qualified representative or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder, (e) limiting the time allotted to questions or comments by participants, (f) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (g) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (h) complying with any state and local laws and regulations concerning safety and security and (i) taking such other action as, in the discretion of the chairman of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 2.9. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the chairman of the meeting shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. If any of the inspectors are so appointed, the inspectors shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (b) ascertain the number of shares represented at the meeting, (c) ascertain the existence of a quorum, (d) ascertain the validity and effect of proxies, (e) count and tabulate all votes, ballots or consents, (f) determine and retain for a reasonable period a record of the disposition of all challenges made to any determination made by the inspectors, (g) certify the determination of the number of shares represented at the meeting and their count of all votes and ballots, and (h) do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of all proxies and ballots, the inspectors shall act in accordance with applicable law.

Section 2.10. Presiding Officer and Secretary. The Chairman of the Board of Directors, or in the absence of the Chairman, the President, or in their absence, the Vice Chairman, or if no such officer is present, a director designated by the Board, shall call the meetings of the stockholders to order and shall act as the chairman of the meeting and the presiding officer thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, an Assistant Secretary, if present, shall act as secretary of the meetings of the stockholders. In the absence of the Secretary or any Assistant Secretary, the presiding officer may appoint a person to act as secretary of such meeting.

Section 2.11. Adjourned Meetings and Notice. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time to reconvene at the same or some other place, if any~~.~~, by the vote of a majority of the shares represented either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting. In addition, at any meeting of stockholders, the Chairman of the Board or other chairperson of the meeting appointed by a majority of the Full Board to preside at such stockholders’ meeting, shall have the power to adjourn the meeting at the request of the Board of Directors if the Board of Directors determines that adjournment is necessary or appropriate to enable stockholders to fully consider information which the Board of Directors determines has not been made sufficiently or timely available to stockholders or is otherwise in the best interests of stockholders. When a stockholders’ meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice of the adjourned meeting need not be given if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjournment, are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of the meeting, except that if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 9.6 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.12. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum at all meetings or adjournments thereof of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting until stockholders holding the amount of stock requisite for a quorum are present in person or by proxy.

Section 2.13. Voting.

(a) Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All voting, including on the election of directors but excepting where otherwise required by applicable law or the Certificate of Incorporation, may take place via a voice vote. At any meeting of stockholders, the Board of Directors, in its discretion, or the Chairman of the Board or other chairperson of the meeting appointed, pursuant to a resolution adopted by a majority of the Full Board, to preside at such stockholders’ meeting may, in his or her discretion, require that any votes cast at a meeting of stockholders shall be cast by written ballot. At all meetings of stockholders for the election of directors or votes for any purpose, there must be a quorum present. When a quorum is present, except as otherwise provided by statute, by applicable stock exchange rules, by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Notwithstanding anything to the contrary set forth in these Bylaws, the non-binding advisory vote pursuant to Section 14A(a)(2) of the Exchange Act with respect to the determination as to whether the advisory vote on executive compensation shall occur every one, two or three years, to the extent required, shall be decided by a plurality of the votes cast among those three alternatives; provided that for purposes of any vote required pursuant to this sentence, neither abstentions nor broker non-votes shall count as votes cast.

(b) Except as otherwise required by applicable law, the Certificate of Incorporation, these Bylaws or the rules of any applicable stock exchange, each director to be elected by stockholders shall be elected as such by the majority of the votes cast by stockholders with respect to that director’s election at a meeting for the election of directors at which a quorum is present, except that, if the number of nominees for election at any such meeting is determined by the Secretary to exceed the number of directors to be elected at such meeting as of the date that is ten days prior to the scheduled mailing date of the proxy statement for such meeting, each director to be so elected shall be elected as such by a plurality of votes cast by stockholders at such meeting. For purposes of this Bylaw 2.13, a “majority of the votes cast” shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast on the issue of that director’s election (including votes “for,” votes “against” and votes to withhold authority with respect to that director’s election, but excluding any abstentions or broker non-votes). If directors are to be elected by a plurality of votes cast, stockholders shall not be permitted to vote “against” a nominee.

(c) A director who stands for re-election is expected to tender his or her resignation if he or she fails to receive the required number of votes for re-election. If an incumbent director fails to receive the required vote for re-election, the Governance Committee will act on an expedited basis to determine whether to recommend that the Board accept or reject the director’s resignation and will submit such recommendation for prompt consideration by the Board. A director whose resignation is under consideration is expected to abstain from participating in any decision regarding that resignation. Each of the Governance Committee and the Board may consider any factors they deem relevant in deciding whether a director’s tendered resignation should be accepted or rejected, and the Board may determine whether to accept or reject a director’s tendered resignation in its exclusive discretion.

(d) The Board shall nominate for election or re-election as a director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote for re-election at the next annual meeting at which they stand for re-election and (ii) the Board’s acceptance of such resignation. The Board shall fill director vacancies and new directorships only with persons who agree to tender, promptly following their appointment to the Board, irrevocable resignations that will be effective upon (i) the failure to receive the required vote for re-election at the next annual meeting at which they stand for re-election and (ii) the Board’s acceptance of such resignation.

Section 2.14. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a ~~telegram, cablegram, or other~~ means of electronic transmission which sets forth or is submitted with information from which it can be determined that the ~~telegram, cablegram, or other~~ means of electronic transmission was authorized by the person. ~~Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.~~

Section 2.15. Confidential Voting.

(a) Proxies and ballots that identify the votes of specific stockholders shall be kept in absolute confidence by the tabulators and the inspectors of election unless (i) there is an opposing solicitation with respect to the election or removal of directors, (ii) disclosure is required by applicable law, (iii) a stockholder expressly requests or otherwise authorizes disclosure of the vote(s) cast by that stockholder, or (iv) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. Otherwise, no person, group or entity (including but not limited to any past, present or prospective director, officer, employee, agent or stockholder of the Corporation) shall be shown, told or given any information about the vote(s) cast by any specific stockholder.

(b) Comments written on proxies, consents or ballots shall be transcribed and provided to the Secretary of the Corporation with the name and address of the stockholder. The vote of the stockholder shall not be disclosed at the time any such comment is provided to the Secretary except where such vote is included in the comment or disclosure is necessary, in the opinion of the inspector, for an understanding of the comment.

(c) The tabulators and inspectors of election and any authorized agents or other persons engaged in the receipt, count and tabulation of proxies and ballots shall be advised of this Bylaw and instructed to comply herewith.

(d) The inspectors of election shall certify, to the best of their knowledge based on due inquiry, that proxies and ballots have been kept in confidence as required by this Section 2.15.

Section 2.16. Inspector’s Reports on Voting. Nothing in these Bylaws shall prohibit the inspectors from making available to the Corporation, during the period prior to any annual or special meeting, information as to which stockholders have not voted and periodic status reports on the aggregate vote.

Section 2.17. Postponement and Cancellation of Meetings. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution adopted by a majority of the Full Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 2.18. Waiver of Notice. Attendance of a stockholder (or stockholder’s proxy) at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder (or stockholder’s proxy) objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; provided, that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law or these Bylaws to be included in the notice but not so included if such objection is expressly made at the meeting.

Article III
DIRECTORS

Section 3.1. Number of Directors, Election and Term of Office. ~~(a)~~ The number of directors which shall constitute the whole Board shall be ~~not less than eight nor more than twelve, the exact number within such limits to be~~ fixed from time to time by resolution adopted by a majority of the Full Board. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. All directors of the Corporation will be elected for a term of one year. In all cases, each director shall serve until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal.

Section 3.2. Vacancies. If the office of any director becomes vacant for any reason or any new directorship is created by any increase in the authorized number of directors, only a majority of the Full Board, although less than a quorum, may choose a successor or successors to fill the vacancy or newly created directorship. Any director so chosen shall hold office until the expiration of the term of office of the director he or she has replaced and until his or her successor is duly elected and qualified, unless sooner removed.

Section 3.3. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things except as may be otherwise prohibited by the DGCL or by the Certificate of Incorporation.

Section 3.4. The Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and stockholders of the Corporation. If an employee of the Corporation, the Chairman shall be an officer of the Corporation. At the request of the President and Chief Executive Officer, the Chairman shall assist such person in communications with stockholders, the press and the investment community. The Chairman shall exercise and perform such other powers and duties as may, from time to time, be assigned to such person by the Board of Directors or prescribed by these Bylaws. In the absence of the Chairman of the Board, or in the event of such person’s inability or refusal to act, the President, if a director of the Corporation, shall perform such duties and exercise such powers. In the absence of the President, or in the event of such person’s inability or refusal to act, a director chosen by a majority of the directors present shall perform such duties and exercise such powers.

Section 3.5. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors.

Section 3.6. Resignation. Any director may resign effective upon giving notice in writing upon delivery or by electronic transmission to the Chief Executive Officer, the Secretary of the Corporation, or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. If the resignation is effective at a future time, a successor may be elected prior to such future effective time and to take office when the resignation becomes effective.

Section 3.7. Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting), (a) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws or (b) by any stockholder of the Corporation present in person: (i) who was a ~~beneficial~~record owner of shares of the Corporation at the time of giving the notice provided for in this Section 3.7, on the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at the time of the meeting, (ii) is entitled to vote at the meeting, and (iii) has delivered a notice of nomination to the Corporation in compliance with this Section 3.7 as to such notice of nomination. For purposes of this Section 3.7, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative (as defined in Section 2.5 hereof) of such stockholder, appear at such meeting. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(a) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a meeting, the stockholder must (i) provide Timely Notice (as defined in Section 2.5(b) hereof) in writing and in proper form to the Secretary of the Corporation, (ii) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 3.7, and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3.7. A stockholder is not entitled to have its nominees included in the Company’s proxy materials as a result of such stockholder’s compliance with the provisions of this Section 3.7, except in accordance with Rule 14a-19 promulgated under the Exchange Act and other applicable requirements of state and federal law.

(b) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) Notwithstanding any provision of this Section 3.7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public disclosure naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day a stockholder may deliver a notice of nomination, a stockholder’s notice required by this Section 3.7 and which complies with the requirements in this Section 3.7, other than the timing requirements, shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation of the increase in the number of directors.

(d) To be in proper form for purposes of this Section 3.7, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.5(c)(i), except that for purposes of this Section 3.7 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.5(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.5(c)(ii), except that for purposes of this Section 3.7 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.5(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.5(c)(ii) shall be made with respect to the election of directors at the meeting);

(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 3.7 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy materials as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement, arrangement or understanding between or among any Nominating Person, on the one hand, and each candidate for nomination ~~or his or her respective affiliates or associates or any other participants in such solicitation~~, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, (D) a completed questionnaire (in the form provided by the Secretary of the Corporation ~~upon~~within five business days of a written request of any stockholder of record identified by name) with respect to the identity, background and qualification of the proposed candidate and the background of any other person or entity on whose behalf the nomination is being made and (E) a written representation that the proposed candidate (1) is qualified and if elected intends to serve as a director of the Corporation for the entire term for which such proposed candidate is standing for election, (2) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed candidate, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as director of the Corporation, with the proposed nominee’s fiduciary duties under applicable law, (3) has disclosed to the Board of Directors if he or she is, and will disclose to the Board of Directors if she or he becomes, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, and (4) if elected as a director of the Corporation, the proposed candidate would be in compliance and will comply with these Bylaws and with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation (including the policy set forth in Section 2.13(c) and the related agreement of the proposed candidate to tender, promptly following the meeting at which he or she is elected as a director, an irrevocable resignation that will be effective as provided in Section 2.13(c)) (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Nominee Information”). The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility and qualifications of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. For the avoidance of doubt, a Nominating Person shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 2.5(b); and

(iv) A representation regarding whether a Nominating Person intends, or is part of a group that intends, to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and, in the event that a Nominating Person so intends, or is part of a group that so intends, a written agreement (in the form provided by the Secretary of the Corporation ~~upon~~within five business days of a written request of any stockholder of record identified by name), on behalf of such Nominating Person and any group of which it is a member, in which such Nominating Person acknowledges and agrees (A) that it, or the group of which it is a part, intends to solicit the holders of shares representing at least 67% of the voting power of the Corporation’s shares entitled to vote on the election of directors in support of such director nominees other than the Corporation’s nominees in accordance with Rule 14a-19(a)(3) promulgated under the Exchange Act, (B) that it shall notify the Secretary of the Corporation promptly if any change occurs with respect to the intent of such Nominating Person or the group of which such Nominating Person is a part to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees or with respect to the names of such Nominating Person’s nominees, (C) that if such Nominating Person or the group of which it is a part (i) provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such Nominating Person’s nominees, and (D) that, upon request by the Corporation, if such Nominating Person or the group of which it is a part provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Such notice shall be accompanied by a written consent of each such director nominee to being named in the Corporation’s proxy materials as a nominee.

For purposes of this Section 3.7, the term “Nominating Person” shall mean: (a) the stockholder of record providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made~~,~~ (the persons referred to in clauses (a) and (b) together, the “Nominating Holders”), (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with ~~such stockholder or beneficial owner~~any such Nominating Holder in any solicitation of proxies in respect of any such proposed nomination, (d) any Affiliate ~~of such stockholder~~ (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) ~~or beneficial owner~~of any such Nominating Holder, and (e) any person ~~controlling, controlled by or under common control with any person referred to in the preceding clauses (a) and (b), and (f) any person acting in concert with any person referred to in the preceding clauses (a) and (b).~~who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision)) with any Nominating Holder.

(e) A stockholder shall update and supplement its notice to the Corporation of any nomination proposed to be made at a meeting, if necessary, so that the information provided or required to be provided in such notice (including any information submitted regarding any Nominating Person or candidate whom a Nominating Person proposes to nominate for election as a director) shall be true and correct as of (i) the record date for the determination of persons entitled to receive notice of the meeting and (ii) the date that is 5 business days prior to the meeting and, in the event of any adjournment or postponement thereof, 5 business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this clause (e), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than 2 business days after the occurrence of any event or development which would cause the information provided to be not true and correct in all material respects. In the case of an update and supplement pursuant to clause (ii) of this clause (e), such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 2 business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, 2 business days prior to such adjourned or postponed meeting. For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other section of these Bylaws shall not cure or limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the Bylaws to amend or update any nomination or to submit any new nomination, including by changing or adding nominees proposed to be brought before a meeting of the stockholders.

(f) Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, a stockholder submitting a notice pursuant to this Section 3.7 proposing a nomination for election to the Board of Directors to be brought before a meeting shall provide, within 5 business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder (including any information submitted with regard to any Nominating Person or candidate whom a Nominating Person proposes to nominate for election as a director) in the notice delivered pursuant to the requirements of the Bylaws (including, if requested, written confirmation by such stockholder that it continues to intend to bring the nomination proposed in the notice before the meeting) and (ii) such other information reasonably required by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, acting in good faith, to determine compliance with these Bylaws by each Nominating Person or candidate whom a Nominating Person proposes to nominate for election as a director or the accuracy and completeness of any notice or solicitation given or made on behalf of any Nominating

Person or candidate whom a Nominating Person proposes to nominate for election as a director. If a stockholder fails to provide such written verification or other information within such period, the information as to which written verification or other information was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.

(g) Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, a stockholder submitting a notice pursuant to this Section 3.7 proposing a nomination for election to the Board of Directors to be brought before a meeting shall provide, within 5 business days of delivery of such request (or such other period as may be specified in such request), a written supplement, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to update the information (including any information regarding any Nominating Person or candidate whom a Nominating Person proposes to nominate for election as a director) contained in any previously submitted stockholder notice and provide the disclosures required by Section 3.7(d) such that they are current and true, correct and complete as of the date that such supplement is submitted to the Secretary. If a stockholder fails to provide such written supplement within such period, the information as to which a written supplement was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.

~~(h) Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, each candidate whom a Nominating Person proposes to nominate for election as a director shall, and such Nominating Person shall cause such nominee to, make himself or herself available for interviews with the Board of Directors and any duly authorized committee thereof within 5 business days of delivery of such request (or such other period as may be specified in such request).~~

~~(i) For a notice pursuant to this Section 3.7 to comply with the requirements of this Section 3.7, each of the requirements of this Section 3.7 shall be directly and expressly responded to in a manner that clearly indicates and expressly references to which provisions of this Section 3.7 the information disclosed is intended to be responsive. Information disclosed in one section of the notice in response to one provision of this Section 3.7 shall not be deemed responsive to any other provision of this Section 3.7 unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the notice is directly and expressly responsive to the information required to be included in another section of the notice pursuant to this Section 3.7. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of this Section 3.7 shall be disregarded and shall not satisfy the requirements of this Section 3.7.~~

~~(j) For a notice pursuant to this Section 3.7 to comply with the requirements of this Section 3.7, it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared solely in response to the requirements of these Bylaws) all the information required to be included therein as set forth in this Section 3.7. A notice shall not be deemed to be in compliance with this Section 3.7 if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the SEC not prepared solely in response to the requirements of these Bylaws. For the further avoidance of doubt, the body of the notice shall not include any documents that are not prepared solely in response to the requirements of these Bylaws.~~

(h) ~~(k)~~ A stockholder submitting a notice pursuant to this Section 3.7, by its delivery to the Corporation, represents and warrants that all information contained therein (including any information regarding any Nominating Person or candidate whom a Nominating Person proposes to nominate for election as a director), as of the deadline for submitting the notice, is true, correct and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (i) being true, correct and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this Section 3.7 by any stockholder proposing a nomination for election to the Board of Directors to be brought before a meeting shall not be true, correct and complete in all respects prior to the deadline for submitting the notice, such information may be deemed not to have been provided in accordance with this Section 3.7.

(i) ~~(l)~~ In addition to the requirements of this Section 3.7 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act (including Rule 14a-19 promulgated thereunder) and DGCL with respect to any such nominations.

(j) ~~(m)~~ No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination have complied with this Section 3.7. The presiding officer at the meeting may, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 3.7, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. In addition, a nomination proposed to be brought by a stockholder may not be brought before a meeting if such stockholder takes action contrary to the representations made in the stockholder notice applicable to such nomination or if the stockholder notice applicable to such nomination contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or if after being submitted to the Corporation, the stockholder notice applicable to such nomination was not updated in accordance with these Bylaws to cause the information provided in the stockholder notice to be true, correct, and complete in all respects.

(k) ~~(n)~~ Notwithstanding any notice of a meeting sent to stockholders on behalf of the Corporation, a stockholder must comply with this Section 3.7 to propose director nominations at any meeting.

(l) ~~(o)~~ Without limiting the other provisions and requirements of this Section 3.7, unless otherwise required by applicable law, if any stockholder (i) provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than 5 business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

Article IV
MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1. Place of Meeting. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 4.2. Organization Meeting. In conjunction with each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, electing officers and transacting other business. No notice of such meeting need be given. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereafter provided for special meetings of the Board of Directors.

Section 4.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors; provided, however, that if the date so designated falls upon a legal holiday, then the meeting shall be held at the same time and place on the next succeeding day which is not a legal holiday. Such regular meetings may be held without notice; provided, however, that if the Board shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or given by telephone (including by a voice or text messaging system), facsimile or electronic mail to each director who shall not have been present at the meeting at which such action was taken, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records, or shall be delivered to him or her personally.

Section 4.4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President or on the written request of ~~any two directors~~a majority of the Full Board.

Section 4.5. Notice of Special Meetings. Notice of the time and place of special meetings of the Board of Directors shall be delivered to each director by overnight delivery service sent 48 hours before the meeting or by notifying each director of the meeting at least 24 hours prior to the time at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records, or shall be delivered to him or her personally. Such notice need not state the purpose of, nor the business to be transacted at, that meeting, except as may otherwise be required by these Bylaws or applicable law. Further, such notice shall not be necessary if appropriate waivers, consents and/or approvals are filed in accordance with Section 4.6 of these Bylaws.

Section 4.6. Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. The business transact~~ions~~ed ~~of~~at any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though transacted at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or consent to holding the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.7. Quorum. At all meetings of the Board of Directors, the presence of a majority of the Full Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meetings at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting without notice other than announcement at the meeting until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 4.8. Adjournment. Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the vote of a majority of the directors present. Notice of the time and place of the adjourned meeting need not be given to absent directors if said time and place are fixed at the meeting adjourned.

Section 4.9. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Article V
COMMITTEES OF DIRECTORS

Section 5.1. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the Full Board, establish committees of the Board with such powers, duties and rules of procedures as may be provided by the resolutions of the Board establishing such committees. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors who meets the criteria for membership on such committee to act at the meeting in the place of any such absent or disqualified member.

Section 5.2. Quorum. Unless otherwise provided in a resolution adopted by a majority of the Full Board, at all meetings of committees of the Board, the presence of a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meetings at which there is a quorum shall be the act of the committee, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of a committee of the Board, the directors present may adjourn the meeting without notice other than announcement at the meeting until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 5.3. Committee Minutes. Each committee shall keep minutes of its meetings and report the same to the Board of Directors.

Section 5.4. Termination of Committee Membership. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

Section 5.5. Audit Committee. There shall be an Audit Committee of the Board of Directors that shall include a minimum of three independent directors appointed from time to time by the Board. The Audit Committee shall be composed solely of independent directors. The Audit Committee shall oversee the corporate financial reporting process and the internal and external audits of the Corporation. The Audit Committee will undertake those specific duties, responsibilities and processes described in the Audit Committee Charter adopted by the Board and such other duties as the Board of Directors from time to time may prescribe.

Section 5.6. Compensation Committee. There shall be a Compensation Committee of the Board of Directors that shall include a minimum of three independent directors appointed from time to time by the Board. The Compensation Committee shall be composed solely of independent directors. The Compensation Committee will undertake those specific duties, responsibilities and processes described in the Compensation Committee Charter adopted by the Board and such other duties as the Board of Directors from time to time may prescribe.

Section 5.7. Governance Committee. There shall be a Governance Committee of the Board of Directors that shall include a minimum of three independent directors appointed from time to time by the Board. The functions of the Governance Committee shall be to review and make recommendations with respect to the nomination of director candidates and executive officer succession and planning and to oversee corporate governance for the Corporation. The Governance Committee will undertake those specific duties, responsibilities and processes described in the Governance Committee Charter adopted by the Board and such other duties as the Board of Directors from time to time may prescribe.

Article VI
OFFICERS

Section 6.1. Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Chief Financial Officer, a Treasurer, a Secretary, and a Controller. The Corporation may also have such other officers as the Board of Directors may in its discretion elect or as may be appointed under Section 6.3 of these Bylaws. Any two or more offices may be held by the same person.

Section 6.2. Election. The Board of Directors at its first meeting after, or a meeting held in conjunction with, each annual meeting of stockholders shall elect all executive officers for the ensuing year. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 6.3. Other Officers. In addition to the officers enumerated in Section 6.1, the Corporation may have one or more other officers which may include assistant officers, staff or division officers, as the Board may appoint. The Board may delegate its authority to appoint other officers to a committee of the Board or the President. Each such other officer shall hold office for such period and have such title and responsibilities as the Board or its delegate shall determine and may be removed in accordance with Section 6.4.

Section 6.4. Term. Each officer shall hold office until his successor shall have been chosen and shall have been qualified or until his earlier death, resignation or removal. Any officer may be removed at any time with or without cause by the Board of Directors. Any officer appointed by a delegate of the Board may be removed at any time with or without cause by such delegate. Any officer may resign at any time by giving written notice to the Board of Directors, to the Secretary of the Corporation, or to the officer’s manager.

Section 6.5. The President. The President shall be the Chief Executive Officer of the Corporation, and, subject to the control of the Board of Directors, shall have general and active management over the business and affairs of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and the Board of Directors. In general, he or she shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.6. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, any Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board of Directors.

Section 6.7. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall consider the adequacy of, and make recommendations to the Board of Directors concerning, the capital resources available to the Corporation to meet its projected obligations and business plans; report periodically to the Board of Directors on financial results and trends affecting the business; and, in general, shall perform all other duties normally incident to the office of Chief Financial Officer and shall have such powers and perform such other duties as may from time to time be granted or assigned to such officer by the President or the Board of Directors. The Chief Financial Officer shall be the general manager of the internal audit function.

Section 6.8. The Secretary. The Secretary shall (a) keep or cause to be kept the minutes of the meetings of the stockholders, the Board of Directors and committees of the Board of Directors, (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (c) be custodian of the corporate records and of the seal of the Corporation, (d) have general charge of the stock transfer books of the Corporation, and (e) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to such officer by the President or the Board of Directors.

Section 6.9. The Controller. The Controller of the Corporation shall be the principal accounting officer of the Corporation and shall be the general manager of the accounting and tax functions of the Corporation and its subsidiaries, subject to the control of the Chief Financial Officer. The Controller shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, the President or the Chief Financial Officer.

Section 6.10. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuables in the name and to the credit of the Corporation. The Treasurer shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, the President or the Chief Financial Officer.

Article VII
INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND AGENTS

Section 7.1. Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. Subject to the other provisions of this ARTICLE VII, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL (as the same exists now or as it may be hereinafter amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) any person (and the heirs, executors, administrators or estate of such person) who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any threatened, pending or completed action, suit, investigation, inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, regulatory, investigative, legislative or otherwise and whether formal or informal (as further defined in Section 7.19, a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was serving, or had agreed to serve, in an Official Capacity (as defined in Section 7.19) for the Corporation, or while serving in an Official Capacity for the Corporation is or was serving at the request of the Corporation in an Official Capacity for another corporation, partnership, limited liability company, joint venture, trust, association or other enterprise, whether for profit or not-for-profit, including any subsidiaries of the Corporation, any entities formed by the Corporation and any employee benefit plans maintained or sponsored by the Corporation (an “Other Enterprise”), whether the basis of a Proceeding is an alleged action in an Official Capacity or in any other capacity while serving in an Official Capacity, or is an employee of the Corporation specifically designated by the Board as an indemnified employee (hereinafter, each of the foregoing persons, a “Covered Person”), against Expenses (as defined in Section 7.19) (including attorneys’ fees) actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 7.2. Actions or Suits by or in the Right of the Corporation. Subject to the other provisions of this ARTICLE VII, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL (as the same exists now or as it may be hereinafter amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by or in the right of the Corporation against Expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 7.3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this ARTICLE VII, to the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Section 7.1 or Section 7.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses (as defined in Section 7.19) (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 7.4. Indemnification of Others. Subject to the other provisions of this ARTICLE VII, the Corporation shall have the power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. Subject to applicable law, the Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

Section 7.5. Advance of Costs, Charges and Expenses. Expenses (including attorneys’ fees) incurred by a Covered Person in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding. Such advances shall be paid by the Corporation within ten (10) calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time together with a reasonable accounting of such Expenses; provided, however, that the payment of such Expenses incurred by a Covered Person in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking in writing by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified for such Expenses under this bylaw or otherwise. The Covered Person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.

(a) Except as otherwise provided in the DGCL or this Section 7.5, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses.

(b) Advancements of Expenses pursuant to this Section 7.5 shall not require approval of the Board or the stockholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 7.5.

(c) Advancements of Expenses to a Covered Person shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

(d) The right to advancement of Expenses shall not apply to (i) any Proceeding against a Covered Person brought by the Corporation and approved by resolution of a majority of the Full Board which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its stockholders, or (ii) any claim for which indemnification is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 7.6(c) or Section 7.6(d) prior to a determination that the person is not entitled to be indemnified by the Corporation.

Section 7.6. Limitations on Indemnification. Except as otherwise required by the DGCL or the Certificate of Incorporation, the Corporation shall not be obligated to indemnify any person pursuant to this ARTICLE VII in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act, including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the rules of any national securities exchange upon which the Corporation’s securities are listed, if such person is held liable therefor (including pursuant to any settlement arrangements);

(d) for any reimbursement of the Corporation by such person of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act, if such person is held liable therefor (including pursuant to any settlement arrangements);

(e) initiated by such person against the Corporation or its directors, officers, employees, agents or other Covered Persons, unless (i) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise made under Section 7.5 or (iv) otherwise required by applicable law; or

(f) if prohibited by applicable law.

Section 7.7. Procedure for Indemnification; Determination.

(a) To obtain indemnification under this ARTICLE VII, a Covered Person shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Covered Person and is reasonably necessary to determine whether and to what extent the Covered Person is entitled to indemnification. Upon written request by a Covered Person for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the Covered Person’s entitlement thereto shall be made as follows: (i) by the Board by majority vote of a quorum consisting of Disinterested Directors (as defined in Section 7.19), (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (all directors, whether or not Disinterested Directors, may participate in such designation) consisting solely of two or more Disinterested Directors, (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in Section 7.19) selected by the Board, as prescribed in clause (i) above or by the committee of the Board prescribed in clause (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the claimant; or if a quorum of the Board cannot be obtained for clause (i) above and the committee cannot be designated under clause (ii) above, selected by majority vote of the Full Board (in which directors who are parties may participate); or (iv) if such Independent Counsel determination cannot be obtained, by majority vote of a quorum of stockholders consisting of stockholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of stockholders who are not parties to the Proceeding. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within thirty (30) calendar days after such determination.

(b) If a claim for indemnification under this ARTICLE VII is not paid in full by the Corporation within thirty (30) calendar days after a determination is made pursuant to Section 7.7(a) that the claimant is entitled to be indemnified, or if a request for advancement of Expenses under this ARTICLE VII is not paid in full by the Corporation within ten (10) calendar days after a statement pursuant to Section 7.5 above and the required undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction to recover the unpaid amount of the claim for indemnification or request for advancement of Expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof and the burden of persuasion that the claimant is not entitled to the requested indemnification or advancement of Expenses. It shall be a defense to any such action that, under the DGCL or other applicable law, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of Expenses, but (except where the required undertaking, if any, has not been tendered to the Corporation) the burden of proof and the burden of persuasion shall be on the Corporation. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the DGCL or other applicable law, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(d) If a Determination shall have been made pursuant to Section 7.7(a) above that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 7.7(b) above.

(e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 7.7(b) above that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of these Bylaws.

Section 7.8. Procedures For The Determination of Whether Standards Have Been Satisfied.

(a) All costs incurred by the Corporation in making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying all costs incurred by it in defending any suits or Proceedings challenging payments by the Corporation to a Covered Person under these Bylaws.

(b) The Corporation shall use its best efforts to make the Determination contemplated by Section 7.7(a) hereof as promptly as is reasonably practicable under the circumstances.

Section 7.9. Non-exclusivity of Rights. The rights of indemnification and advancement of Expenses provided in this ARTICLE VII shall not be deemed exclusive of any other rights to which a Covered Person seeking indemnification or advancement of Expenses may be entitled under any law (common law or statutory law), bylaw, agreement, insurance policy, vote of stockholders or disinterested directors or otherwise, both as to action in his or her Official Capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Corporation. The Corporation is specifically authorized to enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of Expenses, including attorneys’ fees, that may change, enhance, qualify or limit any right to indemnification or the advancement of Expenses provided by this ARTICLE VII, to the fullest extent not prohibited by the DGCL or other applicable law.

Section 7.10. Continuation of Rights. The rights of indemnification and advancement of Expenses provided in this ARTICLE VII shall continue as to any person who has ceased to serve in an Official Capacity and shall inure to the benefit of his or her heirs, executors, administrators and estates.

Section 7.11. Contract Rights. Without the necessity of entering into an express contract, the obligations of the Corporation to indemnify a Covered Person under this ARTICLE VII and the duty to advance Expenses shall be considered separate contract rights between the Corporation and such individual and shall be effective to the same extent and as if provided for in a contract between the Corporation and the Covered Person. Such contract rights shall be deemed to vest at the commencement of such Covered Person’s service to or at the request of the Corporation, and no amendment, modification or repeal of this ARTICLE VII shall affect, to the detriment of the Covered Person and such Covered Person’s heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Section 7.12. Subrogation. In the event of payment of indemnification to a Covered Person, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

Section 7.13. No Duplication of Payments. The Corporation shall not be liable under this ARTICLE VII to make any payment in connection with any claim made against a Covered Person to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

Section 7.14. Insurance and Funding.

(a) The Corporation shall purchase and maintain, at the Corporation’s expense, insurance to protect the Corporation and any person against any liability or expense asserted against or incurred by such person in connection with any Proceeding, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under this ARTICLE VII or otherwise; provided that such insurance is available on acceptable terms, which determination shall be made by resolution adopted by a majority of the Full Board. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect the indemnification provided herein.

(b) Any full or partial payment by an insurance company under any insurance policy covering any Covered Person indemnified above made to or on behalf of a Covered Person under this ARTICLE VII shall relieve the Corporation of its liability for indemnification provided for under this ARTICLE VII or otherwise to the extent of such payment.

(c) In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 7.14 and the choice of the person to provide the insurance or other financial arrangement is conclusive, and (ii) the insurance or other financial arrangement does not subject any director approving it to personal liability for his action in approving the insurance or other financial arrangement; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 7.15. No Imputation. The knowledge and/or actions, or failure to act, of any officer, director, employee or agent of the Corporation or an Other Enterprise shall not be imputed to a Covered Person for purposes of determining the right to indemnification under this ARTICLE VII.

Section 7.16. Reliance. Persons who after the date of the adoption of ARTICLE VII or any amendment thereto serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this ARTICLE VII.

Section 7.17. Severability. If this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each Covered Person indemnified pursuant to this ARTICLE VII as to all Expenses with respect to any Proceeding to the full extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.18. Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this ARTICLE VII shall be in writing and either delivered in person or sent by U.S. mail, overnight courier or by e-mail or other electronic transmission, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 7.19. Certain Definitions.

(a) The term “Corporation” shall include, in addition to ABM Industries Incorporated and, in the event of a consolidation or merger involving the Corporation, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of an Other Enterprise, shall stand in the same position under the provisions of this ARTICLE VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b) The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(c) The term “Expenses” shall be broadly construed and shall include all direct and indirect losses, liabilities, expenses, including fees and expenses of attorneys, fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement and all other disbursements or expenses of the types customarily incurred in connection with (i) the investigation, prosecution, defense, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non-compulsory interviews or depositions related to a Proceeding, subject to the person receiving advance written approval by the Corporation to participate in such interviews or depositions, and (v) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this ARTICLE VII.

(d) The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this ARTICLE VII.

(e) The term “not opposed to the best interest of the Corporation,” when used in the context of a Covered Person’s service with respect to employee benefit plans maintained or sponsored by the Corporation, describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(f) The term “Official Capacity” shall mean service as a director or officer of the Corporation or service at the request of the Corporation, while serving as director or officer of the Corporation, as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of an Other Enterprise.

(g) The term “Proceeding” shall be broadly construed and shall include the investigation, preparation, prosecution, defense, settlement, mediation, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit, investigation (including any internal investigation), inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, legislative, investigative or otherwise and whether formal or informal, including an action initiated by Covered Person to enforce Covered Person’s rights to indemnification under these Bylaws, and whether instituted by or in the right of the Corporation, a governmental agency, the Board of Directors of the Corporation, any committee thereof, a class of its security holders or any other party.

(h) The term “serving at the request of the Corporation” includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

Article VIII
GENERAL PROVISIONS

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution adopted by a majority of the Full Board.

Section 8.2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the name of the state of its incorporation. The seal may be used by causing it or a facsimile to be impressed or affixed or reproduced or otherwise.

Section 8.3. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

Section 8.4. Notice to Stockholders by Electronic Transmission.

(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission in accordance with Section 232 of the DGCL.

(b) Subject to Section 232 of the DGCL, any notice given pursuant to the preceding paragraph shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation, in writing or by electronic transmission, of an objection to receiving notice by electronic mail, (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) For purposes of these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.5. Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if (a) consented to by the stockholders at that address to whom such notice is given, or (b) the Corporation complies with the provisions of Rule 14a-3(e) of the Exchange Act. The stockholder consent referenced in the immediately preceding sentence shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

Section 8.6. Waiver of Notice. Whenever notice is required to be given to stockholders, directors or other persons under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting, whether in person, by remote communication, if applicable, or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the board of directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws. Any person so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8.7. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 8.8. Gender. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

Section 8.9. Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, unless the use of business days are specified, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 8.10. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

Section 8.11. Certificate of Incorporation. All references in these Bylaws to the “Certificate of Incorporation” shall be deemed to refer to the “Certificate of Incorporation” of the Corporation, as amended and in effect from time to time, including the terms of any certificate of designations of any series of Preferred Stock.

Section 8.12. Bylaw Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

Section 8.13. Interpretation. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Reference in these Bylaws to any provision of the DGCL shall be deemed to include all amendments thereof. The term “person” includes both a corporation and a natural person. The term “Chief Executive Officer” shall be equivalent to the term “President” under the DGCL.

Section 8.14. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 8.15. Notices. Except as otherwise specifically provided herein or required by the DGCL or other applicable law or the Certificate of Incorporation, all notices required to be given to any person pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, addressed to such person at his or her last known address as the same appears on the books of the Corporation. Notices may also be sent by facsimile or other electronic transmission.

Section 8.16. Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any (a) derivative action or proceeding brought on behalf of the Corporation, (b) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as any of the foregoing may be amended from time to time) or (d) action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware in accordance with the preceding sentence (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such holder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a claim arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.16.

Article IX
STOCK

Section 9.1. Shares of Stock. The shares of capital stock of the Corporation shall be represented by a certificate, unless and until a majority of the Full Board adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (a) the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, and (b) the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation.

Section 9.2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 9.3. Registered Stockholders. A record shall be kept of the name of the person, firm or corporation owning each share of stock of the Corporation, including, in the case of stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Without limiting the generality of the foregoing, the Corporation (a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and (b) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 9.4. Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 9.5. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 9.6. Record Date. The Board of Directors may by resolution adopted by a majority of the Full Board fix in advance a date as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as herein provided. In no event may any such record date: (a) be more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date when any change or conversion or exchange of capital stock shall go into effect, or (b) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 9.7. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 9.8. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

Section 9.9. Fractional Shares. The Corporation shall have the complete discretion to issue fractional shares.

Article X
AMENDMENTS

Section 10.1. Amendments. Subject to the laws of the State of Delaware and as provided in Article Sixth of the Certificate of Incorporation, which requires a vote of not less than 70% of the outstanding stock entitled to vote on amendments to these Bylaws, these Bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting duly called for that purpose); provided that in the notice of such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors shall also have the power to add any provision to, or to amend or repeal any provision of, these Bylaws by resolution adopted by the affirmative vote of a majority of the Full Board at any regular or special meeting of the Board of Directors at which a quorum is present.

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The undersigned hereby certifies that she is the duly elected, qualified, and acting Secretary of ABM Industries Incorporated, a Delaware corporation (the “Corporation”), and that the foregoing Bylaws were duly adopted on ~~June 13~~March 27, 202~~3~~4 by the Corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this ~~13th~~27th day of ~~June~~March, 202~~3~~4.

By: Andrea R. Newborn
Title: Executive Vice President, General
Counsel & Corporate Secretary